EXHIBIT 23.2



              Consent of Independent Auditors


The Board of Directors
Technitrol, Inc.:

We consent to the use of our report included in the Annual Report on Form 10-K of Technitrol, Inc. for the year ended December 31, 1997 which has been incorporated by reference in this Registration Statement on Form S-8.



/s/KPMG Peat Marwick LLP

Philadelphia, Pennsylvania
May 26, 1998